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                                                                   Exhibit 10.54















                 CONSUMER MARKETING DATABASE SERVICES AGREEMENT

                                      AMONG

                        ADS ALLIANCE DATA SYSTEMS, INC.,

                              INTIMATE BRANDS, INC.

                                       AND

                                THE LIMITED, INC.

                          DATED AS OF SEPTEMBER 1, 2000

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                                TABLE OF CONTENTS


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
Section 1.        DEFINITIONS..................................................1

         1.1      Certain Definitions..........................................1

         1.2      Other Definitions............................................4


Section 2.        DATABASE SERVICES............................................4

         2.1      Database Services............................................4

         2.2      Operating Procedures.........................................4

         2.3      Software and Technology Ownership............................4

         2.4      Data Entry and Transmission..................................5

         2.5      ADS Intellectual Property....................................5

         2.6      Ownership Rights of Parties..................................5

         2.7      Data Use, Sales, and No-Compete Restrictions.................5

         2.8      Revenue Sharing..............................................6

         2.9      Consumer Privacy Protection..................................6

         2.10     Name, Trademarks, and Service Marks..........................8


Section 3.  FEES...............................................................8

         3.1      Fees.........................................................8

         3.2      Taxes........................................................8

         3.3      Invoices.....................................................8

         3.4      Suspension...................................................9


Section 4.        REPRESENTATIONS AND WARRANTIES OF THE TLI ENTITIES...........9

         4.1      Organization, Power and Qualification........................9

         4.2      Authorization, Validity and Non-Contravention................9

         4.3      Accuracy of Information.....................................10

         4.4      Name, Trademarks and Service Marks..........................10

         4.5      Ownership Rights............................................10

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                                TABLE OF CONTENTS



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Section 5.        COVENANTS OF THE TLI ENTITIES...............................10

         5.1      Compliance with Law.........................................10


Section 6.        REPRESENTATIONS AND WARRANTIES OF ADS.......................10

         6.1      Organization, Power and Qualification.......................10

         6.2      Authorization, Validity and Non-Contravention...............10

         6.3      Accuracy of Information.....................................11

         6.4      Ownership Rights............................................11


Section 7.        COVENANTS OF ADS............................................11

         7.1      Compliance with Law.........................................11


Section 8.        INDEMNIFICATION.............................................12

         8.1      Indemnification Obligations.................................12

         8.2      LIMITATION ON LIABILITY.....................................13

         8.3      NO WARRANTIES...............................................14

         8.4      Notification of Indemnification; Conduct of Defense.........14


Section 9.        TERM AND TERMINATION........................................14

         9.1      Term........................................................14

         9.2      Termination with Cause by ADS; ADS Termination Events.......14

         9.3      Termination with Cause by the TLI Entities;
                  TLI Termination Events......................................15

         9.4      Effect of Termination.......................................16


Section 10.       MISCELLANEOUS...............................................17

         10.1     Entire Agreement............................................17

         10.2     Coordination of Public Statements...........................17

         10.3     Amendment...................................................17

         10.4     Successors and Assigns......................................17

         10.5     Waiver......................................................18

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                                TABLE OF CONTENTS



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         10.6     Severability................................................18

         10.7     Notices.....................................................18

         10.8     Captions and Cross-References...............................18

         10.9     GOVERNING LAW...............................................18

         10.10    Counterparts................................................18

         10.11    Force Majeure...............................................19

         10.12    Relationship of Parties.....................................19

         10.13    Survival....................................................19

         10.14    Mutual Drafting.............................................19

         10.15    Independent Contractor......................................19

         10.16    No Third Party Beneficiaries................................20

         10.17    Counterparts................................................20

         10.18    Confidentiality.............................................20

         10.19    Non-interference with Employees.............................21

         10.20    Victoria's Secret Catalogue

SCHEDULES
   A         Database Services.................................................23
   B         Service Standards.................................................28
   C         Fees..............................................................33
   D         Demographic and Lifestyle Elements................................34
   E         Addresses of The Limited, Inc., Intimate Brands, Inc. and
             Subsidiaries......................................................41
   F         TLI Entities' Privacy Policies....................................43

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                 CONSUMER MARKETING DATABASE SERVICES AGREEMENT

THIS CONSUMER MARKETING DATABASE SERVICES AGREEMENT is made as of this 1st day of September, 2000 among ADS Alliance Data Systems, Inc., with an office at 800 TechCenter Drive, Gahanna, Ohio 43230 (hereinafter referred to as "ADS"), Intimate Brands, Inc., with its principal office at Three Limited Parkway, Columbus, Ohio 43230 (hereinafter referred to as "IBI"), and The Limited, Inc., with its principal office at Three Limited Parkway, Columbus, Ohio 43230 ("TLI" and, together with IBI, the "TLI Entities").

                                   WITNESSETH:

WHEREAS, TLI has requested ADS to perform certain marketing database services for TLI; and

WHEREAS, ADS has agreed to perform such database services subject to the terms and conditions as more fully set forth herein;

NOW THEREFORE, in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged by the parties, ADS and the TLI Entities agree as follows.

                             SECTION 1. DEFINITIONS

         1.1 CERTAIN DEFINITIONS. As used herein and unless otherwise required by the context, the following terms shall have the following respective meanings.

         "ADS Data" shall mean data provided by ADS to the Main Data Warehouse which is owned by or licensed to ADS and/or its affiliates (other than TLI
Data). Such data may be of any Data Type.

         "Affiliate" means any wholly-owned subsidiary or parent company of ADS, TLI or IBI, or any other entity of which a majority is owned by ADS, TLI, IBI or by the same entity owning ADS, TLI or IBI.

         "Agreement" shall mean this Consumer Marketing Database Services Agreement, including all Schedules hereto, and any future amendments or supplements thereto.

         "Applicable Law" shall mean any applicable federal, state or local law, rule, regulation, administrative interpretation, order, writ, injunction, directive, judgment or decree.

         "Base Fee" shall have the meaning set forth in Schedule C hereto.

         "Business Day" shall mean any day, except Saturday, Sunday, New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day or Christmas Day.

         "CASS" shall mean the Coding Accuracy Support System as defined by the United States Postal Service.

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         "Catalog" shall mean the catalog operations of any Subsidiary of either of the TLI Entities.

         "Contract Year" shall mean the consecutive one-year periods during the Term commencing on the Effective Date of this Agreement.

         "Customer" shall mean any individual who is a retail customer of a TLI Store or a Catalog.

         "Data" shall mean the ADS Data and the TLI Data.

         "Database System" shall mean the information database system operated by or on behalf of ADS, including but not limited to hardware, software and other equipment.

         "Data Mart" shall mean an application database created by ADS and used for direct marketing analysis or segmentation selections.

         "Data Type" shall mean any one or all of the following three types of data:

         CONSUMER DATA consists of information related to identifying and maintaining accurate descriptions of consumers on the database. Consumer Data is gained from a variety of sources, including without limitation from ADS with respect to WFN's proprietary credit cardholders, ADS or either TLI Entity and/or their Subsidiaries purchasing identifying information from third parties, or either TLI Entity and/or their Subsidiaries receiving information directly from Customers. The primary element of Consumer Data is name and address information, from which data elements from all Data Types are keyed. Other Consumer Data elements include without limitation credit card account information from proprietary or general-purpose card accounts, proprietary account status, consumer responses to opinion surveys, and demographic or psychographic information, which is usually licensed from third-party vendors.

         TRANSACTION DATA consists of information gained from purchase and/or return transactions from the point of sale, as well as accompanying information related to the retail, catalogue or web transactions of the offering division or company. Transaction Data consists of details about the items purchased or returned, price paid, discounts, or ring-coded coupons used in the transaction, as well as other related information regarding the organization of the brand, division, company, and geography of the region, district and store of the transaction.

         CONTACT DATA consists of information used to measure, manage, and control the results of direct marketing campaigns and other consumer contacts. Contact Data consists of campaign control information such as direct mail drop dates and tape specifications,

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         consumer names and segments selected for contact, and response records of those consumers who responded to individual contacts.

         "Effective Date" shall mean September 1, 2000.

         "Goods and Services" shall mean those certain products and/or services sold by either TLI Entity and/or their Subsidiaries or a TLI Store to Customers and shall not include any credit or other financial products, such as credit cards or insurance products.

         "Initial Term" shall have the meaning set forth in Section 9.1 of this Agreement.

         "Main Data Warehouse" shall mean the central repository where all Data is assembled, manipulated and maintained.

         "Operating Procedures" shall mean those written procedures mutually agreed to by ADS, TLI and IBI, as the same may be modified from time to time by written instrument executed by ADS, TLI and IBI.

          "Retail Point of Sale System" shall mean the equipment and processes used by either TLI Entity, its Subsidiary, licensee or franchisee to record a purchase transaction when a Customer buys Goods and Services at a TLI Store.

         "Renewal Term" shall mean each one (1) year renewal term of this Agreement following the completion of the initial three (3) year term hereof.

         "Services" shall mean those marketing database services set forth in Schedule A hereto.

         "Subsidiaries" shall mean Bath & Body Works, Inc., Victoria's Secret Stores, Inc., Lerner New York, Inc., Lane Bryant, Inc., Express, LLC, The Limited Stores, Inc. and Structure, Inc.

         "Term" shall mean the Initial Term and any and all Renewal Terms as defined in Section 9.1 of this Agreement.

          "TLI Data" shall mean data provided to ADS under this Agreement by either TLI Entity and/or their Subsidiaries which is owned by or licensed to such entity. Such data may be of any Data Type and shall include, but not be limited to, the data collected by TLI, IBI, their Subsidiaries and all TLI Stores during a Transaction.

         "TLI's Stores" shall mean those certain retail locations selling Goods and Services of either TLI Entity or its Subsidiaries which are owned and operated by either TLI Entity or which are franchisees of either TLI Entity or the Subsidiaries, including, Bath & Body Works, Victoria's Secret Stores, Lerner New York, Lane Bryant, Express, The Limited, and Structure stores.

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         "Transaction" shall mean any event encompassing when a Customer purchases Goods and Services, including without limitation, purchases at any TLI Stores, TLI's Catalog and through the Internet.

         "USPS" shall mean the United States Postal Service.

         "WFN" shall mean World Financial Network National Bank, an affiliate of ADS.

         1.2 OTHER DEFINITIONS. As used herein, terms defined in the introductory paragraph hereof and in other sections of this Agreement shall have such respective defined meanings. Defined terms stated in the singular shall include reference to the plural and vice versa.

                          SECTION 2. DATABASE SERVICES

         2.1 DATABASE SERVICES. Subject to the terms and conditions of this Agreement, ADS shall perform the Services for the TLI Entities. During the Term, neither TLI Entity nor their Subsidiaries shall appoint any third-party to perform any of the Services for either TLI Entity or any one of the Subsidiaries. It is understood and agreed that the TLI Entities and their affiliates may manipulate, evaluate and otherwise utilize any and all Data, including the TLI Data, in connection with their retail businesses. The TLI Entities agree that it is their intent that if either TLI Entity or any one of the Subsidiaries, acquires or commences any new businesses or subsidiaries, unless prohibited from doing so by an existing agreement or other obligation, the relevant TLI Entity intends to enter into an amendment to this Agreement to bring all new businesses or subsidiaries within the scope of this Agreement, except for any test, pilot or concept businesses or subsidiaries with less than 100 stores. It is understood and agreed that, unless and until each such amendment is entered into, no new business or subsidiary shall be within the scope of or subject to this Agreement, and no TLI Entity, nor Subsidiary shall have any obligation under this Agreement with respect to any such business or subsidiary or any information or data related thereto or arising therefrom.

         2.2 OPERATING PROCEDURES. The TLI Entities, the Subsidiaries and all TLI Stores shall observe and comply with the Operating Procedures and such other reasonable procedures mutually agreed to in writing by TLI, IBI and ADS or as required by Applicable Law.

         2.3 SOFTWARE AND TECHNOLOGY OWNERSHIP. All software or other technology owned, developed by or licensed to ADS (including, but not limited to, software or other technology developed by or licensed to ADS in response to a TLI Entity's request or to accommodate a TLI Entity's special requirements) will remain the exclusive property of ADS, regardless of whether or not TLI or IBI is required to pay ADS for such software or technology development (it being understood that in no event shall either TLI Entity be required to pay for any such software or technology development unless the relevant TLI Entity shall have agreed to make such payment in writing in advance). Nothing in this Agreement shall be deemed to convey a proprietary interest to TLI, IBI, any Subsidiary or to any party other than ADS in any of the software,

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hardware or technology used or provided by ADS to permit or facilitate use of the Services, or in any of the derivative works thereof.

         2.4 DATA ENTRY AND TRANSMISSION. ADS shall not be responsible for errors in the Services to the extent such errors result from either TLI Entity's or their Subsidiaries' error in inputting and/or transmitting Data or either TLI Entity's or their Subsidiaries' failure to follow ADS's Operating Procedures. ADS shall be entitled to rely upon information submitted by the TLI Entities, the Subsidiaries and by other parties on their behalf.

         2.5 ADS INTELLECTUAL PROPERTY. ADS intellectual property shall include, without limitation: ADS's marketing database system and design, and ADS's unique segmentation designs and incremental sales models, other models or modeled data aggregations, and customer clustering and profiling products (i.e., Portrait).

         2.6 OWNERSHIP RIGHTS OF PARTIES. Except as expressly set forth in this Agreement, no Party will, as a result of this Agreement, or of performance hereunder, acquire any property or other right, claim or interest, including any patent right, trade secret, or copyright or other intellectual property right, in any of the information systems, processes, equipment, or computer software of the other, or any service marks or trademarks of the other.

         2.7 DATA USE, SALES AND NO-COMPETE RESTRICTIONS. Each of TLI and IBI agree that ADS shall have the exclusive right to provide, share, barter and/or sell all TLI Data and data elements derived from the TLI Data PROVIDED that, in no event shall ADS provide, share, barter and/or sell any TLI Data or any data elements derived from any TLI Data without the prior written consent of the TLI Entities which shall not be unreasonably withheld. Without limiting the generality of the proviso to the immediately preceding sentence, ADS agrees that it shall not (and shall cause it affiliates not to) provide, share, barter, and/or sell TLI Data or any other data elements derived from the TLI Data which could be identified by third parties as being derived from the TLI Data to any third parties who, in the sole judgment of TLI and IBI, compete, directly or indirectly, with any retail or catalogue business conducted by any TLI Entity or any of their subsidiaries from time to time. It is understood that, subject to compliance with the proviso to the first sentence of this Section 2.7, the immediately preceding sentence shall not prohibit ADS to share TLI Data or other data elements derived from the TLI Data with data "compilers" (or similar entities); provided that ADS prohibits any such third party with whom it shares TLI Data or any other data elements derived from the TLI Data which could be identified by third parties as being derived from the TLI Data, from identifying such data as being derived from ADS, the TLI Entities or their subsidiaries from time to time. Neither TLI, IBI, nor any of the Subsidiaries may provide, share, barter, and/or sell any Data or data elements contained in the Main Data Warehouse to any third party without the prior express written consent of ADS.

         ADS will control all such third-party Data transactions from one organization within the Consumer Database Marketing Services area and will name a single point of contact for managing the review and approval process with the TLI Entities. TLI and IBI agree to name a

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single point of contact for review and written approval of such third-party data sales with ADS, which review and written approval shall be binding on both TLI and IBI. The initial point of contact at ADS shall be the Consumer Database Marketing Services Director of Product Management and the initial point of contact for the TLI Entities shall be Vice-President, Database Marketing. Any such point of contact may be changed at any time by the relevant Party upon delivery to the other party of written notice to such effect (which notice shall identify and provide contact information for the new point of contact). ADS and the TLI Entities shall agree to work in good faith to develop procedures to identify and agree to a jointly understood list of non-competitive third party purchasers and/or categories of purchasers from non-competitive categories and/or industries. This list will be reviewed and accepted in writing by both ADS and the TLI Entities at least annually.

ADS shall retain any and all rights which ADS has to the ADS Data. The TLI Entities shall retain any and all rights which they have to the TLI Data. Nothing contained in this Agreement shall be deemed to convey any rights or proprietary interest in the Data to TLI, IBI or ADS other than the specific rights to use the Data granted in this Agreement.










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         2.8 REVENUE SHARING. "Net Revenues" from Data sales to third parties shall be shared between ADS and the TLI Entities on the following schedule during the Term. Payments made by ADS to the TLI Entities shall be made to the TLI Entity set forth in the Notices Section 10.7 of this Agreement. "Net Revenues" shall mean gross revenues collected by ADS from sales of Data elements from the Main Data Warehouse by ADS pursuant to Section 2.7 of this Agreement, less the amount of: (a) customary trade, cash and quantity discounts actually allowed and taken; (b) allowances actually given for returned or rejected Data; (c) actual charges for losses; (d) government mandated and other rebates; (e) value added tax, sales, use or turnover taxes, excise taxes, customs duties and other applicable charges; and (f) processing expenses and list brokerage fees. Contract Year 1: ADS shall retain one hundred percent (100%) of the initial One Million Five Hundred Thousand Dollars ($1,500,000) of Net Revenues. ADS shall retain seventy percent (70%) of all Net Revenues above and beyond the initial One Million Five Hundred Thousand Dollars ($1,500,000) of Net Revenues, and ADS shall pay the TLI Entities the remaining thirty percent (30%) of all Net Revenues above and beyond the initial One Million Five Hundred Thousand Dollars ($1,500,000) of Net Revenues. Contract Year 2: ADS shall retain one hundred percent (100%) of the initial Two Million Five Hundred Thousand Dollars ($2,500,000) of Net Revenues. ADS shall retain seventy percent (70%) of all Net Revenues above and beyond the initial Two Million Five Hundred Thousand Dollars ($2,500,000) of Net Revenues, and ADS shall pay the TLI Entities the remaining thirty percent (30%) of all Net Revenues above and beyond the initial Two Million Five Hundred Thousand Dollars ($2,500,000) of Net Revenues. Contract Year 3 and during each Renewal Term: ADS shall retain one hundred percent (100%) of the initial Three Million Five Hundred Thousand Dollars ($3,500,000) of Net Revenues. ADS shall retain seventy percent (70%) of all Net Revenues above and beyond the initial Three Million Five Hundred Thousand Dollars ($3,500,000) of Net Revenues, and ADS shall pay the TLI Entities the remaining thirty percent (30%) of all Net Revenues above and beyond the initial Three Million Five Hundred Thousand Dollars ($3,500,000) of Net Revenues.

         2.9 CONSUMER PRIVACY PROTECTION. All provision, sharing and/or sales of Data to third parties shall be subject to and effected in accordance with the provisions of the ADS and WFN Privacy Policies and procedures for consumer notification and provisions for opt-out. The ADS and WFN Privacy Policies may be modified by ADS and/or WFN from time to time as regulation, legislation, or commonly accepted industry practices change or otherwise in ADS' and/or WFN's reasonable discretion. In addition to the requirements set forth in the preceding sentences of this Section 2.9, ADS agrees to take all action necessary to ensure that the provision, sharing, bartering and/or sale of TLI Data or data elements derived from any TLI Data by ADS shall also be subject to and effected in accordance with the privacy policies of the TLI Entities as in effect from time to time. The TLI Entities' privacy policies in effect as of the date hereof are found in Schedule F. In the event either of the TLI Entities, during the Term of this Agreement, changes its privacy policies (which each TLI Entity shall be entitled to do as it shall determine from time to time), then the TLI Entity shall promptly notify ADS, in writing, of such change. If such


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change would, in ADS' reasonable business judgment, materially negatively impact the ability of ADS to profit from the business arrangements established by the terms of this Agreement, then ADS and the TLI Entities shall enter into negotiations to execute a mutually satisfactory written amendment to this Agreement designed to compensate ADS for such reduced profitability.

         In determining the compensation to ADS, the parties shall consider the following. In the event ADS would be unable as a result of the privacy policies change to generate any Net Revenues, then the TLI Entities would pay to ADS the following amounts set forth below:

                  (a) $690,000 per month for the remaining Services provided by ADS; and

                  (b) An amount equal to (i) the monthly average from the six
         (6) month period prior to the date on which the TLI Entity's privacy policies revision took effect of the 70% portion of Net Revenues retained by ADS pursuant to the Revenue Sharing provision of Section 2.8, multiplied by (ii) the number of months remaining in the Term.

         If ADS would be able to generate some Net Revenues, but not to the same extent as if the privacy policies were not changed, then the parties shall negotiate in good faith to determine adequate compensation to ADS, taking into consideration the full compensation set forth in the preceding paragraph.

         If the parties fail to execute a mutually acceptable agreement with ninety (90) days after the date on which the TLI Entities notified ADS of the change, then the parties shall submit to arbitration as provided below.

         Any controversy, claim or dispute between the parties related to or arising out of this Section that cannot be resolved in the normal course of business (which shall include at least one meeting between senior executive officers of ADS and the TLI Entities) shall be settled by arbitration, conducted on a confidential basis, under the then current Commercial Rules of the American Arbitration Association. The arbitrators may not add to the terms of this Agreement, but must resolve the dispute or disagreement in accordance with the Agreement's existing terms. Any decision by the arbitrators shall be binding and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration shall be conducted by three arbitrators. One arbitrator shall be selected by ADS, one arbitrator shall be selected by the TLI Entities and the third arbitrator shall be selected by the American Arbitration Association and shall be subject to approval by ADS and the TLI Entities. The Arbitration shall be conducted in accordance with the terms of this Agreement and the following principles:

(1) The parties agree that each party has the same discovery rights as are afforded under the Federal Rules of Civil Procedure, including such discovery of third parties as is necessary to resolve the controversy. Each party shall bear its own costs (e.g., filing, attorney and expert


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witness fees) and shall share equally the cost of arbitration (e.g., arbitrator, court reporter and hearing room fees). The arbitrator shall provide detailed, written findings of fact and conclusions of law to the parties in support of any award or decision the arbitrator makes.

(2) During any arbitration or other dispute resolution proceeding, the parties shall remain obligated to perform as required under this Agreement; PROVIDED that any payments that may be in dispute shall be made to the court or placed in escrow, under terms that are mutually acceptable to the parties, until the dispute is resolved.

         2.10 NAME, TRADEMARKS AND SERVICE MARKS. The TLI Entities hereby grant to ADS and purchasers of Data from ADS the non-exclusive right to use the tradenames, logos, trademarks and service marks of the TLI Entities (including, without limitation, the name, trademarks and service marks of the Subsidiaries) for purposes of performing the Services, provided that (i) such use shall be in accordance with any written usage guidelines provided to ADS in advance by the TLI Entities and (ii) such usage shall be subject to the relevant TLI Entity's prior written consent.

                                 SECTION 3. FEES

         3.1 FEES. The TLI Entities will pay to ADS the fees set forth in Schedule C hereto during the Term.

         3.2 TAXES. The TLI Entities will be responsible for payment of all sales, use, excise, and value-added taxes, or taxes of a similar nature, imposed by the United States, any state or local government, or other taxing authority, on the Services paid for hereunder.

         3.3 INVOICES. During the Term, ADS shall send quarterly invoices to each of the Subsidiaries at the corresponding address initially set forth in Schedule E of this Agreement, and each of the Subsidiaries shall pay ADS within thirty (30) days after the date of the corresponding invoice. In the event of a dispute as to the accuracy of an invoice or calculation made pursuant to this Agreement, the TLI Entities shall within sixty (60) days of the date of the invoice, request that ADS provide such supporting material as would be reasonably designed to ascertain the accuracy of the invoice or calculation. The TLI Entities shall nevertheless pay the portion of the invoice that is not in dispute. The parties shall cooperate to resolve any payment disputes under this Agreement in an expeditious manner. If indicated, ADS shall either promptly issue invoice credit to the TLI Entities against the earliest subsequent invoices or make prompt payment to the TLI Entities as per the terms of such resolution. Any payment by ADS to the TLI Entities shall be made to the TLI Entity set forth in the Notices Section 10.7 of this Agreement. If any amount remains due and unpaid, the TLI Entities shall promptly pay such amount. Invoices not paid within thirty (30) days of the invoice date may be assessed interest by ADS at a rate equal to the prime interest rate as published for the relevant period in the Wall Street Journal plus one and one-half percent (1-1/2%) per annum.


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         3.4 SUSPENSION. ADS shall have the right to suspend its performance of the Services in the event that the TLI Entities fails to pay an undisputed amount due to ADS hereunder within sixty (60) days after the date of the corresponding invoice.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE TLI ENTITIES

Each TLI Entity hereby represents and warrants on behalf of itself to ADS as follows:

         4.1 ORGANIZATION, POWER AND QUALIFICATION. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate (or equivalent) power and authority to enter into this Agreement on its own behalf and on behalf of each of its respective Subsidiaries, and to carry out the provisions of this Agreement. It is duly qualified and in good standing to do business in all the states where it is located, except where the failure to so qualify would not have a material adverse effect on its business, or where the failure to so qualify would not have a material adverse effect on its ability to perform under this Agreement.

         4.2 AUTHORIZATION, VALIDITY AND NON-CONTRAVENTION. (a) This Agreement has been duly authorized by all necessary corporate proceedings, has been duly executed and delivered and is a valid and legally binding agreement, duly enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles).

         (b) No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over it is required for, and the absence of which would adversely affect, the legal and valid execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

         (c) Its execution, delivery and performance of this Agreement by the relevant TLI Entity hereunder, including, without limitation, its provision of TLI Data to ADS and the compliance by it with all provisions of this Agreement
(i) will not conflict with or violate any Applicable Law, and (ii) will not conflict with or result in a breach of or default under any of the terms or provisions of any indenture, loan agreement or other contract or agreement under which it is an obligor or by which its property is bound where such conflict, breach or default would have a material adverse effect on it, nor will such execution, delivery or compliance violate or result in the violation of its Articles of Incorporation or by-laws.

         4.3 ACCURACY OF INFORMATION. All factual information that is generated by it internally and not from a third party and that is furnished by it to ADS in writing at any time pursuant to any requirement of, or furnished in response to any written request of, ADS under this Agreement or any transaction contemplated hereby has been, and all such factual information hereafter furnished by it to ADS will be, based on the relevant TLI Entity's reasonable knowledge, true and accurate in every respect material to the transactions contemplated hereby on the date as of which such information was or will be stated or certified.

         4.4 NAME, TRADEMARKS AND SERVICE MARKS. It has the legal right to use and to permit ADS to use, to the extent set forth herein, the various tradenames, trademarks, logos and service marks utilized by it in the conduct of its business.

         4.5 OWNERSHIP RIGHTS. It is the owner of or otherwise has the lawful right to transfer, use and license the TLI Data pursuant to this Agreement.

                    SECTION 5. COVENANTS OF THE TLI ENTITIES

Each of the TLI Entities agrees on behalf of itself that during the Term of this
Agreement:

         5.1 COMPLIANCE WITH LAW. It shall do or cause to be done all things necessary to comply with all Applicable Laws (including but not limited to all applicable state and federal privacy laws including without limitation the federal Gramm-Leach-Bliley Act (15 U.S.C. 6801 et seq.) the federal Driver's Privacy Protection Act (18 U.S.C. 2721 et seq.)) in connection with its business, its use of the Data and its obligations pursuant to this Agreement. It shall comply with the Direct Marketing Association's guidelines with respect to the Data.

                SECTION 6. REPRESENTATIONS AND WARRANTIES OF ADS

ADS hereby represents and warrants to the TLI Entities as follows:

         6.1 ORGANIZATION, POWER AND QUALIFICATION. ADS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement. ADS is duly qualified and in good standing to do business in all jurisdictions where such qualification is necessary for ADS to carry out its obligations under this Agreement.

         6.2 AUTHORIZATION, VALIDITY AND NON-CONTRAVENTION. (a) This Agreement has been duly authorized by all necessary corporate proceedings, has been duly executed and delivered by ADS and is a valid and legally binding agreement of ADS duly enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles).

         (b) No consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body having jurisdiction over ADS is required for, and the absence of which would materially adversely affect, the legal and valid execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

         (c) The execution, delivery and performance of this Agreement by ADS hereunder including the provision, sale, barter or sharing of Data, and the compliance by ADS with all provisions of this Agreement (i) will not conflict with or violate any Applicable Law, (ii) will not conflict with or result in a breach of the terms or provisions of any indenture, loan agreement or other contract or agreement under which ADS is an obligor or by which its property is bound where such conflict, breach or default would have a material adverse effect on ADS, nor will such execution, delivery or compliance violate or result in the violation of the Articles of Incorporation or by-laws of ADS.

         6.3 ACCURACY OF INFORMATION. All factual information that is generated by ADS internally and not from a third party that is furnished by ADS to the TLI Entities in writing at any time pursuant to any requirement of, or furnished in response to any written request of the TLI Entities under this Agreement or any transaction contemplated hereby has been, and all such factual information hereafter furnished by ADS to the TLI Entities will be, based on ADS' reasonable knowledge, true and accurate in every respect material to the transactions contemplated hereby on the date as of which such information has or will be stated or certified.

         6.4 OWNERSHIP RIGHTS. ADS represents and warrants that it is the owner of or otherwise has the lawful right to transfer, use and license the ADS Data pursuant to this Agreement.

                           SECTION 7. COVENANTS OF ADS

ADS agrees that during the Term of this Agreement:

         7.1 COMPLIANCE WITH LAW. ADS shall do or cause to be done all things necessary to comply with all Applicable Laws (including but not limited to all applicable state and federal privacy laws including without limitation the federal Gramm-Leach-Bliley Act (15 U.S.C. 6801 et seq.) the federal Driver's Privacy Protection Act (18 U.S.C. 2721 et seq.)) in connection with its business, its use of the Data and its obligations pursuant to this Agreement. ADS shall comply with the Direct Marketing Association's guidelines with respect to the Data. ADS shall do or cause to be done all things necessary to ensure that (x) its actions with respect to obtaining Data and (y) the provision, sharing, bartering and/or selling of Data to third parties complies (in the case of clauses (x) and (y)) with Applicable Law (including the federal and state privacy laws noted above) and shall require in its transactions with third parties that the use of Data by such third parties complies with all Applicable Laws.

                           SECTION 8. INDEMNIFICATION

         8.1 INDEMNIFICATION OBLIGATIONS. (a) TLI shall be liable to and shall indemnify and hold ADS and its affiliates, subsidiaries and parent and their respective officers, directors, employees, subcontractors and their successors and assigns, harmless from any and all Losses (as hereinafter defined) incurred by reason of: (i) TLI's breach of any representation, warranty or covenant hereunder, (ii) TLI's performance of or failure to perform its obligations hereunder, (iii) any action or failure to act by TLI, any of the Subsidiaries or a TLI Store and its respective officers, directors and/or employees, which results in a claim against ADS, its officers, employees, affiliates, subsidiaries, and parent, unless the proximate cause of any such claim is an act or failure to act by ADS, its officers, directors or employees.

         (b) IBI shall be liable to and shall indemnify and hold ADS and its affiliates, subsidiaries and parent and their respective officers, directors, employees, subcontractors and their successors and assigns, harmless from any and all Losses (as hereinafter defined) incurred by reason of: (i) IBI's breach of any representation, warranty or covenant hereunder, (ii) IBI's performance of or failure to perform its obligations hereunder, (iii) any action or failure to act by IBI, any of the Subsidiaries or a IBI Store and its respective officers, directors and/or employees, which results in a claim against ADS, its officers, employees, affiliates, subsidiaries, and parent, unless the proximate cause of any such claim is an act or failure to act by ADS, its officers, directors or employees.

         (c) ADS shall be liable to and shall indemnify and hold TLI, IBI and their respective affiliates, subsidiaries and parent and their respective officers, directors, employees, sub-contractors and their successors and assigns, harmless from any and all Losses (as hereinafter defined) incurred by reason of: (i) ADS's breach of any representation, warranty or covenant hereunder, (ii) ADS's performance or and failure to perform its obligations hereunder, and (iii) any action or failure to act by ADS and its officers, directors, and employees which results in a claim against TLI, IBI or their officers, employees, affiliates, subsidiaries and parent, unless the proximate cause of any such claim is an act or failure to act by TLI, IBI and their respective officers, directors or employees.

         (d) For purposes of this Section 8.1 the term "Losses" shall mean any liability, damage, costs, fees, losses, judgments, penalties, fines, and expenses, including without limitation, any reasonable attorneys' fees, disbursements, settlements (which require the other party's consent which shall not be unreasonably withheld), and court costs, reasonably incurred by ADS, TLI, or IBI as the case may be, without regard to whether or not such Losses would be deemed material under this Agreement except that Losses may not include any overhead costs that any party would normally incur in conducting its everyday business.

         8.2 LIMITATION ON LIABILITY. (a) IN NO EVENT SHALL ADS, TLI OR IBI BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT.

         (b) ADS' TOTAL ANNUAL LIABILITY TO THE TLI ENTITIES FOR ALL DAMAGES FOR ANY CAUSE WHATSOEVER OCCURRING DURING ANY YEAR OF THE TERM OF THIS AGREEMENT, SHALL NOT EXCEED ONE HUNDRED PERCENT (100%) OF THE ACTUAL FEES RECEIVED OR RECEIVABLE BY ADS FROM THE TLI ENTITIES DURING SUCH YEAR. ADS' TOTAL CUMULATIVE LIABILITY TO THE TLI ENTITIES UNDER THIS AGREEMENT FOR ALL DAMAGES FOR ANY CAUSE WHATSOEVER, SHALL NOT EXCEED ONE HUNDRED PERCENT (100%) OF THE ACTUAL FEES RECEIVED OR RECEIVABLE BY ADS FROM THE TLI ENTITIES DURING THE TERM OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THE LIMITATIONS ON LIABILITY SET FORTH IN CLAUSES (A) AND (B) OF THIS SECTION 8.2 SHALL NOT APPLY TO ADS' INDEMNITY OBLIGATIONS WHEN THE INDEMNITY OBLIGATION ARISES FROM ALLEGATIONS OR CLAIMS WITH RESPECT TO THE FOLLOWING:

         (1) ADS' FAILURE TO COMPLY WITH ANY APPLICABLE LAWS OR THE TLI ENTITIES' PRIVACY POLICIES AS IN EFFECT FROM TIME TO TIME;

         (2)      ADS' BREACH OF ANY OF ITS OBLIGATIONS UNDER SECTION 2.7; AND

         (3)      ADS' WILLFUL OR GROSSLY NEGLIGENT ACTS.

         (c) THE TLI ENTITIES' TOTAL ANNUAL LIABILITY TO ADS FOR ALL DAMAGES FOR ANY CAUSE WHATSOEVER OCCURRING DURING ANY YEAR OF THE TERM OF THIS AGREEMENT, SHALL NOT EXCEED ONE HUNDRED PERCENT (100%) OF THE ACTUAL FEES PAID BY THE TLI ENTITIES TO ADS DURING SUCH YEAR. THE TLI ENTITIES' TOTAL CUMULATIVE LIABILITY TO ADS UNDER THIS AGREEMENT FOR ALL DAMAGES FOR ANY CAUSE WHATSOEVER, SHALL NOT EXCEED ONE HUNDRED PERCENT (100%) OF THE ACTUAL FEES PAID BY THE TLI ENTITIES TO ADS DURING THE TERM OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THE LIMITATIONS ON LIABILITY SET FORTH IN CLAUSES (A) AND (C) OF THIS SECTION 8.2 SHALL NOT APPLY TO THE TLI ENTITIES' INDEMNITY OBLIGATIONS WHEN THE INDEMNITY ARISES FROM ALLEGATIONS OR CLAIMS WITH RESPECT TO THE TLI ENTITIES' WILLFUL OR GROSSLY NEGLIGENT ACTS.

         8.3 NO WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, RESPECTING THE SERVICES PROVIDED BY ADS PURSUANT TO THIS AGREEMENT; PROVIDED THAT THE PROVISIONS OF THIS SECTION 8.3 SHALL NOT LIMIT OR AFFECT ADS' INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 8.1, 8.2 AND 8.4.

         8.4 NOTIFICATION OF INDEMNIFICATION; CONDUCT OF DEFENSE. (a) In no case shall the indemnifying party be liable under Section 8.1 of this Agreement with respect to any claim or claims made against the indemnified party or any other person so indemnified unless it shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the indemnifying party shall not relieve it from any liability which it may have under other provisions of this Agreement.

         (b) The indemnifying party shall be entitled to participate, at its own expense, in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought against the indemnified party which gives rise to a claim against the indemnifying party, but, if the indemnifying party so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified party or the person or persons so indemnified, who are the defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. If the indemnifying party elects to assume the conduct of the defense of any suit brought to enforce any such claim and retains counsel to do so, the indemnified party or the person or persons so indemnified who are the defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by the indemnified party or such other person or persons.

                         SECTION 9. TERM AND TERMINATION

         9.1 TERM. This agreement will be effective as of September 1, 2000 and shall remain effective through August 31, 2003, unless sooner terminated in accordance with this Section 9. After August 31, 2003 (the "Initial Term") the agreement shall be extended automatically for one (1) year Renewal Terms unless any party has notified the other in writing not later than six (6) months prior to the end of the Initial Term or any subsequent Renewal Term, subject to the termination provisions in Section 9 of this Agreement. Notice of termination shall be given in the manner set forth in Section 10.7.

         9.2 TERMINATION WITH CAUSE BY ADS; ADS TERMINATION EVENTS. Any of the following conditions or events shall constitute a "ADS Termination Event" hereunder, and ADS may terminate this Agreement immediately without further action if either TLI Entity causes such ADS Termination Event to occur and be continuing:

         (a) If TLI or IBI shall (i) generally not pay its debts as they become due; (ii) file, or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (iii) make an assignment for the benefit of its creditors; (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (v) be adjudicated insolvent or be liquidated; (vi) take corporate action in preparation for the events set forth in subsections (ii), (iii), or (iv); (vii) have a materially adverse change in its financial condition, including, but not limited to receiving a bond downgrade or being downgraded by a rating agency to a rating below an investment grade rating, or (viii) receive an adverse opinion by its auditors or accountants as to its viability as a going concern or (ix) breach or fail to perform or observe any covenant or agreement contained in any creditor loan agreement, debt instrument or any other contract or agreement to which it is bound; or

         (b) If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by TLI or IBI, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of TLI or IBI, or if any petition for any such relief shall be filed against TLI or IBI and such petition shall not be dismissed within 60 days; or

         (c) If TLI or IBI shall materially default in the performance of or compliance with any term or violates any of the covenants, representations, warranties or agreements contained in this Agreement and TLI shall not have remedied such default within thirty (30) days after written notice thereof shall have been received by TLI or IBI from ADS; or

         (d) If any law, ordinance, regulation or the like, including, without limitation, any applicable state or federal law, prohibits or significantly impacts ADS' performance of the Services. In the event of termination on this basis, TLI, IBI and ADS shall negotiate in good faith to establish mutually agreeable terms and condition for continued use of the then existing Main Data Warehouse.

         9.3 TERMINATION WITH CAUSE BY THE TLI ENTITIES; TLI TERMINATION EVENTS. Any of the following conditions or events shall constitute an "TLI Termination Event" hereunder, and the TLI Entities may terminate this Agreement immediately without further action if ADS causes such TLI Termination Event to occur and be continuing:

         (a) If ADS shall (i) generally not be paying its debts as they become due; (ii) file or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (iii) make an assignment for the benefit of its creditors; (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or of any substantial part of its property; (v) be adjudicated insolvent or be liquidated; or (vi) take corporate action in preparation for events set forth in subsections (ii), (iii) or (iv); (vii) have a materially adverse change in its financial condition, including, but not limited to receiving a bond downgrade or being downgraded by a rating agency to a rating below an investment grade rating, or (viii) receive an adverse opinion by its auditors or accountants as to its viability as a going concern or (ix) breach or fail to perform or observe any covenant or agreement contained in any creditor loan agreement, debt instrument or any other contract or agreement to which it is bound; or

         (b) If a court or government authority of competent jurisdiction shall enter an order appointing, without consent by ADS, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of ADS, or if any petition for any such relief shall be filed against ADS and such petition shall not be dismissed within 60 days; or

         (c) If ADS shall materially default in the performance of or compliance with any term or violates any of the covenants, representations, warranties or agreements contained in this Agreement and ADS shall not have remedied such default within thirty (30) days after written notice thereof shall have been received by ADS from the TLI Entities.

         (d)      The TLI Entities may terminate this Agreement upon thirty
(30) days written notice if ADS Substantially fails to meet two or more of the required service standards set forth in Schedule B hereto. It is understood and agreed that the penalties specified in the Schedules hereto are in addition to the rights of the TLI Entities under this Agreement, including their right to terminate this Agreement pursuant to Section 9.1(c) and 9.3(d). "Substantially" in this case means more than one-third of the time to provide the Services in any given Contract Year, in accordance with the relevant service standards and subject to Section 10.11.

         9.4 EFFECT OF TERMINATION. Upon expiration or termination of this Agreement, all of the following provisions shall be applicable:

                  (1) The TLI Entities shall pay ADS the full amount of any and all outstanding invoices for undisputed fees or charges within thirty (30) days;

                  (2) within ten (10) Business Days of the expiration or termination of this Agreement, ADS shall deliver to the TLI Entities (x) all of the TLI Data and all other information or materials reflecting or based upon, in whole or in part, any TLI Data which ADS developed for the TLI Entities pursuant to this Agreement (the TLI Data and such other information and materials are referred to collectively as the "Relevant Data") in cartridge media or such other format as the TLI Entities shall reasonably request, (y) a copy of ADS' data model, table structure, business rules and all other documentation relating to the Services which is reasonably required by TLI for the transition of the Services, and (z) all other promotional or other materials relating, directly or indirectly, to any TLI Entity or any aspect of the business of either TLI Entity;

                  (3) the rights of ADS to utilize any Relevant Data in any manner whatsoever, directly or indirectly, for internal purposes or otherwise (including, without limitation, the provision, sharing, bartering or selling of any Relevant Data to third parties) shall cease immediately;

                  (4) from and after such expiration or termination, ADS shall take all steps reasonably necessary or appropriate to assist the TLI Entities in transitioning to another provider of services similar to the Services, including causing ADS personnel to be reasonably available to the TLI Entities or such new service provider as reasonably necessary or appropriate to respond to inquiries and otherwise to facilitate the transition; and

                  (5) all obligations of the parties hereunder shall cease except such obligations which survive termination pursuant to Section 10.13, it being understood, however, that the parties shall be obligated to perform all of their obligations hereunder until the effective date of termination.

                            SECTION 10. MISCELLANEOUS

         10.1 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof and merges all prior discussions between them.

         10.2 COORDINATION OF PUBLIC STATEMENTS. No party will make any public announcement of this Agreement or provide any information concerning this Agreement to any representative of any news, trade or other media without the prior approval of the other party, and will not respond to any inquiry from any public or governmental authority, except as required by law, concerning this Agreement without prior consultation and coordination with the other party.

         10.3 AMENDMENT. Except as otherwise provided for in this Agreement, the provisions herein may be modified only upon the mutual agreement of the parties, however, no such modification shall be effective until reduced to writing and executed by both parties.

         10.4 SUCCESSORS AND ASSIGNS. This Agreement and all obligations and rights arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns. None of TLI, IBI or ADS may assign its rights and obligations under this Agreement without the prior written consent, which consent shall not be unreasonably withheld, of ADS (in the case of TLI or IBI) or TLI (in the case of ADS); provided that a party may assign its rights and obligations to any Affiliate of such party without the other parties' consent (it being understood that no assignment pursuant to this proviso shall relieve the assigning party of any of its obligations hereunder).

         10.5 WAIVER. No waiver of the provisions hereto shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed to be a continuing waiver in respect of any subsequent breach or default either of similar or different nature unless expressly so stated in writing. No failure or delay on the part of any party in exercising any power or right under this Agreement shall be deemed to be a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.

         10.6 SEVERABILITY. If any of the provisions or parts of the Agreement are determined to be illegal, invalid or unenforceable in any respect under any applicable statute or rule of law, such provisions or parts shall be deemed omitted without affecting any other provisions or parts of the Agreement which shall remain in full force and effect, unless the declaration of the illegality, invalidity or unenforceability of such provision or provisions substantially frustrates the continued performance by, or entitlement to benefits of, any party, in which case this Agreement may be terminated by the affected party, without penalty.

         10.7 NOTICES. All communications and notices pursuant hereto to any party shall be in writing and addressed or delivered to it at its address shown below, or at such other address as may be designated by it by notice to the other party, and shall be deemed given when delivered by hand, or two (2) Business Days after being mailed (with postage prepaid) or when sent by receipted courier service:



         If to ADS:                                  If to the TLI Entities:
         ---------                                   ----------------------
                800 TechCenter Drive                         The Limited, Inc.
                Gahanna, Ohio  43230                         Three Limited Parkway
                Attn.: Dennis Kooker, VP Consumer            Columbus, Ohio 43230
                Database Marketing Services                  Attn.: Daniel P. Finkelman
                With a Copy to:  Karen Morauski



         10.8 CAPTIONS AND CROSS-REFERENCES. The table of contents and various captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any Section are to such Section of this Agreement.

         10.9 GOVERNING LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OHIO, REGARDLESS OF THE DICTATES OF OHIO CONFLICTS OF LAW, AND THE PARTIES HEREBY SUBMIT TO EXCLUSIVE JURISDICTION AND VENUE IN THE UNITED

STATES FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF OHIO OR ANY OF THE STATE COURTS LOCATED IN FRANKLIN COUNTY, OHIO.

         10.10 COUNTERPARTS. This Agreement may be signed in one or more counterparts, all of which shall be taken together as one agreement.

         10.11 FORCE MAJEURE. No party will be responsible for any failure or delay in performance of its obligations under this Agreement because of circumstances beyond its control, including, but not limited to, acts of God, flood, criminal acts, fire, riot, computer viruses, computer hackers, accident, strikes or work stoppage, embargo, sabotage, inability to obtain material, equipment or phone lines, government action (including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement), and other causes whether or not of the same class or kind as specifically named above. In the event a party is unable to perform substantially for any of the reasons described in this Section, it will notify the other party promptly of its inability so to perform, and if the inability continues for at least thirty (30) consecutive days, the party so notified may then terminate this Agreement forthwith. This provision shall not, however, release the party unable to perform from using its best efforts to avoid or remove such circumstance and such party unable to perform shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

         10.12 RELATIONSHIP OF PARTIES. This Agreement does not constitute the parties as partners or joint venturers and no party will so represent itself.

         10.13 SURVIVAL. No termination of this Agreement shall in any way affect or impair the powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring prior to such termination. No powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring after termination shall survive termination except for the following Sections: Section 3, Section 8, Section 10.7 and Section 10.18.

         10.14 MUTUAL DRAFTING. This Agreement is the joint product of ADS, IBI and TLI and each provision hereof has been subject to mutual consultation, negotiation and agreement of ADS, IBI and TLI.

         10.15 INDEPENDENT CONTRACTOR. The parties hereby declare and agree that ADS is engaged in an independent business, and shall perform its obligations under this Agreement as an independent contractor; that any of ADS's personnel performing the services hereunder are agents, employees, affiliates, or subcontractors of ADS and are not agents, employees, affiliates, or subcontractors of the TLI Entities; that ADS has and hereby retains the right to exercise full control of and supervision over the performance of ADS's obligations hereunder and full control over the employment, direction, compensation and discharge of any and all of the ADS's agents, employees, affiliates, or subcontractors, including compliance with workers' compensation, unemployment, disability insurance, social security, withholding and all other federal, state and local laws, rules and regulations governing such matters; that ADS shall be responsible for ADS's own acts and those of ADS's agents, employees, affiliates, and subcontractors; and that except as expressly set forth in this Agreement, ADS does not undertake by this Agreement or otherwise to perform any obligation of the TLI Entities, whether regulatory or contractual, or to assume any responsibility for the TLI Entities' business or operations.

         10.16 NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement are for the benefit of the parties hereto and not for any other person or entity.

         10.17 COUNTERPARTS. This Agreement may be executed in several counterparts all of which taken together shall constitute one single agreement between the parties.

         10.18 CONFIDENTIALITY. (a) No party shall disclose any information not of a public nature concerning the business or properties of any other party which it learns as a result of negotiating or implementing this Agreement or the transactions contemplated hereby, including, without limitation, the terms and conditions of this Agreement, trade secrets, business and financial information, business methods, procedures, know-how and other information of every kind that relates to the business of any party except to the extent disclosure is required by applicable law, is necessary for the performance of the disclosing party's obligation under this Agreement, or is agreed to in writing by the other party; provided that: (i) prior to disclosing any confidential information to any third party, the party making the disclosure shall give notice to the other party of the nature of such disclosure and of the fact that such disclosure will be made; and (ii) prior to filing a copy of this Agreement with any governmental authority or agency, the filing party will consult with the other party with respect to such filing and shall redact such portions of this Agreement which the other party requests be redacted, unless, in the filing party's reasonable judgment based on the advice of its counsel (which advice shall have been discussed with counsel to the other party), the filing party concludes that such request is inconsistent with the filing party's obligations under applicable laws. No party shall use the other party's name for advertising or promotional purposes without such other party's written consent. None of the foregoing shall preclude any party from disclosing Data in the course of exercising its rights under Section 2.4 hereof.

         (b) The obligations of this Section, shall not apply to any information:

                  (i) which is generally known to the trade or to the public at the time of such disclosure; or

                  (ii) which becomes generally known to the trade or the public subsequent to the time of such disclosure; provided, however, that such general knowledge is not the result of a disclosure in violation of this Section; or

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


             (iii) which is obtained by a party from a source other than the other party, without breach of this Agreement or any other obligation of confidentiality or secrecy owed to such other party or any other person or organization; or

             (iv) which is independently conceived and developed by the disclosing party and proven by the disclosing party through tangible evidence not to have been developed as a result of a disclosure of information to the disclosing party, or any other person or organization which has entered into a confidential arrangement with the non-disclosing party.

         (c) If any disclosure is made pursuant to the provisions of this Section, to any parent company, subsidiary, affiliate or third party, the disclosing party shall be responsible for ensuring that such parent, subsidiary, affiliate or third party keeps all such information in confidence and that any third party executes a confidentiality agreement provided by the non-disclosing party. Each party covenants that at all times it shall have in place procedures designed to assure that each of its employees who is given access to the other party's confidential information shall protect the privacy of such information. Each party acknowledges that any breach of the confidentiality provisions of this Agreement by it will result in irreparable damage to the other party and therefore in addition to any other remedy that may be afforded by law any breach or threatened breach of the confidentiality provisions of this Agreement may be prohibited by restraining order, injunction or other equitable remedies of any court. The provisions of this Section will survive termination or expiration of this Agreement.

         10.19 NON-INTERFERENCE WITH EMPLOYEES. The parties acknowledge that their continuing relationship with their own employees is an essential requirement of their business. Accordingly, during the Term of this Agreement and continuing for six (6) months thereafter, unless it has received the other parties' prior written consent, each party agrees not to solicit for employment any person who is an employee of the other who is involved in any way in providing or receiving the Services under this Agreement (it being understood that general solicitations through newspaper advertisements, recruitment firms and similar means not violate the provisions of this Section 10.19).

         10.20 VICTORIA'S SECRET CATALOGUE. Notwithstanding any provision of this Agreement to the contrary, (i) Victoria's Secret Catalogue is not a part of or subject to this Agreement and (ii) any and all data or other information derived from or attributable to the business or operations of Victoria's Secret Catalogue ("VSC Data"), which may be present on the Main Data Warehouse from time to time, shall not be subject to or considered a part of this Agreement. Without limiting the generality of the foregoing, the rights granted to ADS and its affiliates, and the restrictions imposed on the TLI Entities and their affiliates, pursuant to this Agreement shall not extend to or encompass any such VSC Data. Notwithstanding the foregoing, data derived from another business that is the same as VSC Data, including without limitation customer names and addresses, is subject to and considered a part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in manner and form sufficient to bind them as of the date first above written.

THE LIMITED, INC. BY AND ON BEHALF OF            ADS ALLIANCE DATA SYSTEMS, INC.
THE LIMITED, INC. AND ITS SUBSIDIARIES

By:    /s/ Daniel P. Finkelman                   By:    /s/ J.B. Sullivan
      --------------------------                       ------------------------
Title: Senior Vice President                     Title: Senior Vice President
      --------------------------                       ------------------------
Date:  9/15/00                                   Date:  9-15-00
      --------------------------                       ------------------------


INTIMATE BRANDS, INC. BY AND ON BEHALF OF  INTIMATE
BRANDS, INC. AND ITS SUBSIDIARIES

By:    /s/ Michael D. Newman
      --------------------------
Title:     CFO
      --------------------------
Date:     9-26-00
      --------------------------











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